EXHIBIT 32.1

                              CAVIT SCIENCES, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned Chief Executive Officer of Cavit Sciences, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the "Report") fully complies with the requirements of
Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By: /s/ Colm J. King
   ----------------------------------
   Colm J. King
   President, Chief Executive Officer

Date: August 18, 2008